CONTACT:

Barbara Baker                      Joele Frank/Matthew Sherman
Taubman Centers, Inc.              Joele Frank, Wilkinson Brimmer Katcher
(248) 258-7367                     (212) 355-4449
www.taubman.com



FOR IMMEDIATE RELEASE


 GORDON GROUP HOLDINGS ANNOUNCES AGREEMENT WITH TAUBMAN RELATING TO GORDON'S
                   OWNERSHIP OF THE FORUM SHOPS AT CAESARS

          SIMON PROPERTY GROUP MUST ELECT TO BUY OR SELL IN 30 DAYS

      GREENWICH, Conn. and BLOOMFIELD HILLS, Mich., January 13, 2003 - Sheldon

M. Gordon, along with his affiliates in the ownership of The Forum Shops at

Caesars, and Taubman Centers Inc. (NYSE:TCO) today announced that Gordon has agreed to make an investment in Taubman and that the two developers have come to an agreement relating to Gordon's potential acquisition of Simon Property

Group's (NYSE:SPG) interest in The Forum Shops. The property, adjacent to

Caesars Palace in Las Vegas, is currently owned by Gordon and Simon and is one of the most productive retail venues in the nation.


      Gordon - the original visionary and designer of the Forum Shops - is currently a 42% limited partner in the property with Simon, a 58% general partner. The current partnership agreement between Simon and Gordon contains a

"buy/sell" provision. Gordon initiated the buy/sell mechanism, effective

January 13, 2003, by indicating that it is willing to either buy Simon's stake or sell its own stake in the Forum Shops at a gross valuation of $590 million. The buy/sell provision requires Simon to either buy Gordon's share of the property at the valuation set forth by Gordon, or sell its share of the property to Gordon at that valuation.


      Because the property is currently subject to $175 million of property-

level debt, this gross valuation corresponds with $415 million of equity value

($241 million for the Simon stake, and $174 million for the Gordon stake). Under the terms of the existing partnership agreement: Simon has 30 days to decide whether to buy or sell the Forum Shops at the specified valuation;

absent an affirmative election, Simon will be deemed to have agreed to sell; and

closing of the transaction is to occur within 120 days of Simon's decision.

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      Gordon has agreed to make a significant investment in Taubman at $24 per operating partnership unit under either the buy or the sell scenario. This transaction will increase Taubman's equity base under either scenario through the issuance of equity at a premium to the current market price of Taubman

Centers stock.


      If Simon decides to sell its stake in the Forum Shops, Gordon will acquire the Simon interests and become the sole owner of the Forum Shops. Gordon will then contribute a 33.3% interest in the Forum Shops to Taubman in exchange for

2.42 million Taubman operating partnership units at $24 per unit. Gordon and

Taubman would become joint venture partners in the ownership of the Forum Shops with The Taubman Company as the manager of the asset. Gordon's operating partnership units would have the same attributes as ordinary units except that they would have no voting rights and Gordon would have very limited rights to sell these units for 2 years, and thereafter on a phased basis over a 3-year period. Taubman anticipates that this transaction would be approximately $0.06 accretive to FFO per share during the first full year.


      As part of initiating this buy/sell, Gordon has received a firm commitment for a $385 million non-recourse mortgage financing. Taubman will provide $72 million in additional financing consisting of $44 million for the remaining cash required for Gordon's purchase of Simon's interest and $28 million for the anticipated Phase III expansion at the Forum Shops - a project currently contemplated to add over 175,000 square feet of prime retail space directly on the Las Vegas Strip. The Taubman financing would be converted after the purchase into preferred equity to be provided to the new joint venture that would have a

12% return (current pay) and is anticipated to be repaid with refinancing proceeds after the completion of Phase III.


      If Simon decides to buy, Gordon will sell its interest in the Forum Shops and invest $50 million of its cash proceeds in Taubman in exchange for 2.08 million Taubman operating partnership units at $24 per unit, with voting and sale restrictions as described above.

                                   -- more --


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                                     -- 3 --

      Sheldon M. Gordon, Chairman of Gordon Group, stated, "We have known

Taubman for many years and developed Beverly Center together, which opened in

1982. We find Taubman to be a terrific partner because of their leasing strengths and focus on high-quality assets. We approached Taubman with this opportunity because we believe that a partnership with Taubman will help ensure that the Forum Shops will realize its fullest potential as a marquis property.

Taubman has an unparalleled collection of high-quality assets, and I look forward to participating in the long-term value of the company.  At my insistance, the agreement with Taubman contains provisions ensuring that, in any event, my relationship with Simon is ended permanently."


      Robert S. Taubman, Chairman, President and Chief Executive Officer of

Taubman Centers, stated, "The Forum Shops is one of the most attractive retail assets in the country - a perfect fit with the other premium-quality malls in the Taubman portfolio. With high-end tenants like Louis Vuitton, GUCCI, Escada and Bvlgari, the Forum Shops is one of the most productive retail venues in the country, with sales per square foot in excess of $1,100 and significant upside potential that Taubman has the expertise and experience to develop and enhance.

Sheldon Gordon is the original visionary and designer of the Forum Shops, and we are excited to have this unique opportunity to work together with him. This is a win-win situation for Gordon and for Taubman. In either the buy or sell scenario, we look forward to having a savvy real estate investor like Gordon as a major investor in Taubman."


      A flowchart showing transaction steps following Gordon's trigger of the buy/sell provision of the current partnership agreement with Simon is available on Taubman Center's website at www.taubman.com, or, for a fax copy, please call

Matthew Sherman at Joele Frank, Wilkinson Brimmer Katcher (212-355-4449 ext.

165). In addition, a full presentation regarding the transaction is available on

Taubman's website.

                                   -- more --


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                                     -- 4 --

      Gordon Group Holdings, LLC, recognized as a pioneer of the "Entertainment

Retail" concept in the United States, is an award-winning developer of dynamic destination retail projects. A privately-held firm, Gordon Group projects include San Francisco Center, Bridgemarket in New York City, Pearlridge and

Kahala Mall in Honolulu, and the current redevelopment of the Ocean One Pier in

Atlantic City, NJ.  The company is headquarterd in Greenwich, Conn.


      Taubman Centers, a real estate investment trust, owns, develops, acquires and operates regional shopping centers nationally. Taubman Centers currently owns and/or manages 30 urban and suburban regional and super regional shopping centers in 13 states. The company is headquartered in Bloomfield Hills, Mich.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AS AMENDED. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPECTED BECAUSE OF VARIOUS RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO CHANGES IN GENERAL ECONOMIC AND REAL ESTATE CONDITIONS INCLUDING FURTHER DETERIORATION IN CONSUMER CONFIDENCE, CHANGES IN THE INTEREST RATE ENVIRONMENT AND AVAILABILITY OF FINANCING, AND ADVERSE CHANGES IN THE RETAIL INDUSTRY. OTHER RISKS AND UNCERTAINTIES ARE DISCUSSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING ITS MOST RECENT ANNUAL REPORT ON FORM 10-K.

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